EXHIBIT 5.2

                      OPINION OF RICHARDS, LAYTON & FINGER


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                           RICHARDS, LAYTON & FINGER
                               ONE RODNEY SQUARE
                                  P.O. BOX 551
                           WILMINGTON, DELAWARE 19899


                                                                    June 9, 1995


CIT RV Owner Trust 1995-A
C/O The First Chicago National Bank
One First National Plaza
Suite 0126
Chicago, Illinois 60670-0126

Dear Sirs:

     We have acted as special counsel to you (the "Trust") in connection with the Registration Statement combined on Form S-1 and Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering the asset backed certificates (the "Certificates") and asset backed notes (the "Notes" and, collectively with the Certificates, the "Securities") and the limited guarantee (the "Guarantee") of the Certificates by The CIT Group Holdings, Inc. ("Holdings"), each described in the prospectus which form a part of the Registration Statement (the "Prospectus"). The Certificates and the related Guarantee will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation II ("CIT II") will originate the CIT RV Owner Trust 1995-A (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit 4.3.

     In connection with this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto. We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.


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CIT RV Owner Trust 1995-A
June 9, 1995
Page 2

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We have also assumed, with respect to the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Guarantee (collectively, the "Basic Documents"), that: (a) each of the Basic Documents will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Securities thereunder; (b) at the time of such execution, each such party will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Basic Documents; (c) the execution and delivery of the Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party, other than the Corporations; (d) at the time of such execution, the Basic Documents will be the legal, valid and binding obligation of each such party, and will be enforceable against each such party, other than the Corporations, in accordance with its terms; (e) the Guarantee will be duly executed and delivered by Holdings; and (f) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof, (ii) the terms and conditions of the Basic Documents, or (iii) any set of facts or circumstances relating to the Basic Documents.

     Based upon the foregoing, we are of the opinion that assuming the due execution of the Basic Documents, each in substantially the form presented to us, upon the issuance, authentication and delivery of the Certificates in accordance with the provisions of the Sale and Servicing Agreement and the Trust Agreement against payment therefor, the Certificates will be legally issued, fully paid and, subject to Section 2.7 of the Trust Agreement, nonassessable Certificates representing undivided interests in the Trust, and will be entitled to the benefits of the Trust Agreement.

     We have not participated in the preparation of any offering materials with respect to the Notes or the Certificates and assume no responsibility for their contents.



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CIT RV Owner Trust 1995-A
June 9, 1995
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.


                                             Very truly yours,

                                             /s/ RICHARDS, LAYTON & FINGER